UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/14/2011

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13879

Delaware	98-0181725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8375 South Willow Street, Littleton, Colorado, 80124

(Address of principal executive offices, including zip code)

303-792-5554

(Registrant’s telephone number, including area code)

Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire, England, CH65 4EY

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 14, 2011, Innospec Inc. (the “Company”) and certain other subsidiaries of the Company entered into a Multicurrency Revolving Facility Agreement (the “Facility Agreement”) with various lenders, including Lloyds TSB Bank Plc, as agent and security agent. The Facility Agreement provides for a $100,000,000 five-year revolving credit facility to the Company and certain subsidiaries of the Company. The obligations of the Company under the revolving facility are secured obligations and guaranteed by certain subsidiaries of the Company. Amounts available under the revolving facility may be borrowed in U.S. dollars, Euros, British pounds and other freely convertible currencies. The Facility Agreement contains customary events of default and covenants, including certain restrictive covenants.

This description of the Facility Agreement is qualified in its entirety by reference to the Facility Agreement, a copy of which is attached as an exhibit to this report and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant

The information regarding the Facility Agreement provided in response to Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Multicurrency Revolving Facility Agreement, dated December 14, 2011, among the Company, certain subsidiaries of the Company and various lenders, including Lloyds TSB Bank Plc, as agent and security agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOSPEC INC.

By:	/s/ ANDREW HARTLEY
Andrew Hartley
Vice President and General Counsel

Date: December 19, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Multicurrency Revolving Facility Agreement, dated December 14, 2011, among the Company, certain subsidiaries of the Company and various lenders, including Lloyds TSB Bank Plc, as agent and security agent.